   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 20, 2001

                                                 REGISTRATION NO. 333-
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                       FEDERATED DEPARTMENT STORES, INC.
             (Exact name of Registrant as Specified in Its Charter)
                             ---------------------

                          DELAWARE                                                      13-3324058
                  (State of Incorporation)                                 (I.R.S. Employer Identification No.)

                             7 WEST SEVENTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 579-7000
                                      AND
                              151 WEST 34TH STREET
                            NEW YORK, NEW YORK 10001
                                 (212) 494-1602
                         (Principal Executive Offices)

                           DENNIS J. BRODERICK, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       FEDERATED DEPARTMENT STORES, INC.
                             7 WEST SEVENTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 579-7000
                              (Agent for Service)
                             ---------------------

                                    Copy to:

                           CHRISTOPHER M. KELLY, ESQ.
                           JONES, DAY, REAVIS & POGUE
                                  NORTH POINT
                              901 LAKESIDE AVENUE
                           CLEVELAND, OHIO 44114-1190
                                 (216) 586-3939
                             ---------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the registration statement, as determined by market conditions and other factors.
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                        PROPOSED              PROPOSED
                                                                         MAXIMUM              MAXIMUM
           TITLE OF EACH CLASS OF                AMOUNT TO BE        OFFERING PRICE          AGGREGATE             AMOUNT OF
        SECURITIES TO BE REGISTERED            REGISTERED(1)(2)        PER UNIT(3)      OFFERING PRICE(1)(2)   REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Debt Securities(4)..........................
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share(5)...
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share(4)...
---------------------------------------------------------------------------------------------------------------------------------
Warrants(4).................................
---------------------------------------------------------------------------------------------------------------------------------
        Total...............................    $1,000,000,000                            $1,000,000,000           $250,000
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) In United States dollars or the equivalent thereof in foreign currencies or currency units. Such amount represents the aggregate initial offering price of the securities registered hereunder and the exercise price for any securities issuable upon exercise of Warrants.

(2) Not specified as to each class of securities to be registered, pursuant to General Instruction II.D. of Form S-3. However, the number of shares of Common Stock registered hereunder is limited to that which is permissible under Rule 415(a)(4) of the Securities Act of 1933.

(3) To be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(4) Also includes such indeterminate principal amount of Debt Securities or such indeterminate number of shares of Common Stock (including associated rights to purchase Series A Junior Participating Preferred Stock) or Preferred Stock as may be issued upon conversion, exchange, or exercise of any Debt Securities, Preferred Stock, or Warrants that provide for conversion, exchange, or exercise into or for such other securities.

(5) One right to purchase Series A Junior Participating Preferred Stock will attach to and trade with each share of Common Stock. These rights are also covered by this registration statement and the value attributable to them, if any, is reflected in the price of Common Stock.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
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

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. FEDERATED MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER OR SALE IS PROHIBITED.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 20, 2001
PROSPECTUS

                       FEDERATED DEPARTMENT STORES, INC.
                                 $1,000,000,000

                                DEBT SECURITIES

                                  COMMON STOCK

                                PREFERRED STOCK

                                    WARRANTS
                             ---------------------

     Federated may offer up to $1,000,000,000 of these securities from time to time separately or in any combination. Federated will determine the type and amount of securities offered and the price and other terms of any offering on the basis of market conditions and other factors existing at the time of the offering. Federated will disclose the specific terms of any offering in a supplement to this prospectus.

     The terms of each offering of these securities will be set forth in a prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

     Federated's common stock is listed for trading on the New York Stock Exchange under the symbol "FD."

                             ---------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                   This prospectus is dated           , 2001.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ABOUT THIS PROSPECTUS.......................................    1
WHERE YOU CAN FIND MORE INFORMATION.........................    1
INCORPORATION OF DOCUMENTS BY REFERENCE.....................    1
FEDERATED...................................................    2
USE OF PROCEEDS.............................................    2
RATIO OF EARNINGS TO FIXED CHARGES..........................    2
CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING
  STATEMENTS................................................    3
DESCRIPTION OF DEBT SECURITIES..............................    3
DESCRIPTION OF CAPITAL STOCK................................   11
DESCRIPTION OF WARRANTS.....................................   18
PLAN OF DISTRIBUTION........................................   18
VALIDITY OF SECURITIES......................................   19
EXPERTS.....................................................   19

                             ABOUT THIS PROSPECTUS

     Federated may from time to time sell the securities in one or more offerings up to a total dollar amount of $1,000,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

     This prospectus provides you with a general description of the securities. Each time Federated offers the securities, Federated will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also supplement, modify, or supersede other information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the information incorporated by reference as described below under the heading "Incorporation of Documents by Reference."

     You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. Federated has not authorized anyone to provide you with different information. Federated is not offering the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

                      WHERE YOU CAN FIND MORE INFORMATION

     Federated files reports, proxy statements, and other documents with the Securities and Exchange Commission in accordance with the requirements of the Securities Exchange Act of 1934. Federated's SEC filings are available to the public over the Internet at the Commission's web site at http://www.sec.gov. You may also read and copy any document Federated files at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, you may read reports, proxy statements, and other documents relating to Federated at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     Additional information regarding Federated and the securities offered hereby is contained in the registration statement of which this prospectus is a part, including the exhibits thereto. The statements contained in this prospectus regarding the provisions of any other document are not necessarily complete. Accordingly, each such statement is qualified in its entirety by reference to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the Commission.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The documents specified below, which have been or are to be filed by Federated with the Commission, are incorporated by reference into this prospectus. The information contained in those documents is considered to be part of this prospectus, except that the information contained in later-dated documents will supplement, modify, or supersede, as applicable, the information contained in earlier-dated documents.

     Federated incorporates by reference into this prospectus the documents listed below and all documents filed by Federated with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the time that the offering made hereby is completed.

     - Federated's annual report on Form 10-K for the fiscal year ended February 3, 2001;

     - Federated's quarterly report on Form 10-Q for the fiscal quarter ended May 5, 2001;

     - Federated's quarterly report on Form 10-Q for the fiscal quarter ended August 4, 2001; and

     - Federated's current reports on Form 8-K, filed on March 22, 2001; March 26, 2001; June 19, 2001, July 9, 2001, August 15, 2001, August 16, 2001
       and August 22, 2001.

     You may obtain without charge a copy of any of the documents incorporated by reference herein, except for any exhibits to those documents that are not expressly incorporated by reference in those documents, by writing or telephoning Federated Department Stores, Inc., 7 West Seventh Street, Cincinnati, Ohio 45202, Attention: Investor Relations (telephone: (513) 579-7780).

                                   FEDERATED

     Federated, through its subsidiaries, is one of the leading operators of full-line department stores in the United States, with more than 450 stores in 34 states, Puerto Rico and Guam as of September 1, 2001. Federated's subsidiaries operate department stores under the names "Bloomingdale's," "The Bon Marche," "Burdines," "Goldsmith's," "Lazarus," "Liberty House," "Macy's" and "Rich's" and related direct-to-customer mail catalog and electronic commerce businesses under the names "Bloomingdale's By Mail," "bloomingdales.com" and "macys.com." These department stores and related businesses sell a wide range of merchandise, including men's, women's and children's apparel and accessories, cosmetics, home furnishings and other consumer goods. Federated's department stores are diversified by size of store, merchandising character and character of community served and are located at urban or suburban sites, principally in densely populated areas across the United States.

     Through Fingerhut Companies, Inc., Federated also operates an electronic commerce business and a database marketing business that sells a broad range of products and services through catalogs, direct marketing and the Internet, including (i) Figi's, a food and gift catalog business; (ii) Arizona Mail Order and Bedford Fair, both apparel catalog businesses; and (iii) Popular Club, a membership-based general merchandise catalog business. Fingerhut also provides services to third parties.

     Federated's principal executive offices are located at 7 West Seventh Street, Cincinnati, Ohio 45202, and 151 West 34th Street, New York, New York 10001. Federated's telephone numbers at its offices are (513) 579-7000 and (212) 494-1602, respectively.

                                USE OF PROCEEDS

     Unless otherwise specified in the accompanying prospectus supplement, Federated will use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include the repayment of indebtedness outstanding from time to time, acquisitions, new store construction, store expansions, and further investments in technology.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Federated's ratio of earnings to fixed charges for each of the periods set forth below has been computed on a consolidated basis and should be read in conjunction with the consolidated financial statements, including the notes thereto, and other information set forth in the reports filed by Federated with the Commission.

                              26 WEEKS    FISCAL YEAR   FISCAL YEAR   FISCAL YEAR   FISCAL YEAR   FISCAL YEAR
                                ENDED        ENDED         ENDED         ENDED         ENDED         ENDED
                              AUGUST 4,   FEBRUARY 3,   JANUARY 29,   JANUARY 30,   JANUARY 31,   FEBRUARY 1,
                                2001         2001          2000          1999          1998          1997
                              ---------   -----------   -----------   -----------   -----------   -----------
Consolidated ratio of
  earnings to fixed charges
  (unaudited)...............     1.8x         1.2x          3.7x          3.8x          2.8x         1.7x

     For purposes of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and extraordinary items plus fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred on indebtedness, amortization of debt expense, and the portion of rental expense under operating leases deemed to be the equivalent of interest.

          CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

     This prospectus contains and incorporates by reference, and the accompanying prospectus supplement may contain, forward-looking statements. Forward-looking statements are based upon the beliefs and assumptions of, and on information available to, the management of Federated at the time the statements are made.

     The following statements are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995: (1) statements preceded by, followed by or that include the words "may," "will," "could," "should," "believe," "expect," "future," "potential," "anticipate," "intend," "plan," "think," "estimate," or "continue" or the negative or other variations thereof and (2) other statements regarding matters that are not historical facts. Forward-looking statements are subject to various risks and uncertainties, including the following:

     - risks and uncertainties relating to the possible invalidity of the underlying beliefs and assumptions;

     - possible changes or developments in social, economic, business, industry, market, legal, and regulatory circumstances and conditions; and

     - actions taken or omitted to be taken by third parties, including customers, suppliers, business partners, competitors, and legislative, regulatory, judicial, and other governmental authorities and officials.

     Furthermore, future results of the operations of Federated could differ materially from historical results or current expectations because of a variety of factors that affect Federated, including the following:

     - transactions costs associated with the renovation, conversion and transitioning of retail stores in regional markets;

     - the outcome and timing of sales and leasing in conjunction with the disposition of retail store properties;

     - the retention, reintegration and transitioning of displaced employees;

     - competitive pressures from department and specialty stores, general merchandise stores, manufacturers' outlets, off-price and discount stores, and all other retail channels; and

     - general consumer-spending levels, including the impact of the availability and level of consumer debt, and the effects of the weather. The statements in the immediately preceding sentence and the statements under captions such as "Risk Factors" and "Special Considerations" in reports, statements and information filed by the Company with the SEC from time to time constitute cautionary statements identifying important factors.

     In addition to any risks and uncertainties specifically identified in the text surrounding forward-looking statements, the statements in the immediately preceding sentence and any statements under captions such as "Risk Factors" and "Special Considerations" in this prospectus, the accompanying prospectus supplement, or the reports, proxy statements, and other documents referred to in "Where You Can Find More Information" constitute cautionary statements identifying important factors that could cause actual results, events, and circumstances to differ materially from those reflected in forward-looking statements.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     The debt securities that may be offered by this prospectus consist of unsecured notes, debentures, or other evidences of indebtedness of Federated. Federated may issue the debt securities in one or more series under an indenture, dated as of September 10, 1997, between Federated and Citibank, N.A., as trustee. A copy of the indenture is incorporated as Exhibit 4.4 to the registration statement and incorporated herein by reference. Except as otherwise defined in this prospectus, capitalized terms used in this prospectus have the meanings given to them in the indenture.

     The provisions of the indenture will generally be applicable to all of the debt securities. Selected provisions of the indenture are described in this prospectus. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

     - the title of the debt securities;

     - any limit on the aggregate principal amount of the debt securities;

     - the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

     - the date or dates on which the principal of the debt securities will be payable;

     - the rate or rates at which the debt securities will bear interest, if any, and the date or dates from which interest will accrue;

     - the dates on which interest will be payable and the regular record dates for interest payment dates;

     - the place or places where the principal of and any premium and interest on the debt securities will be payable;

     - the period or periods, if any, within which, and the price or prices at which, the debt securities may be redeemed, in whole or in part, at the option of Federated;

     - the obligation, if any, of Federated to redeem or purchase the debt securities pursuant to sinking fund or similar provisions and the terms and conditions of any such redemption or purchase;

     - the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

     - the currency or currencies or currency units, if other than currency of the United States of America, in which payment of the principal of and any premium or interest on the debt securities will be payable, and the terms and conditions of any elections that may be made available with respect thereto;

     - any index or formula used to determine the amount of payments of principal of and any premium or interest on the debt securities;

     - whether the debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary, if any, for the global securities;

     - the terms and conditions, if any, pursuant to which the debt securities are convertible into or exchangeable for common stock or other securities of Federated or any other person;

     - the principal amount (or any portion of the principal amount) of the debt securities which will be payable upon any declaration of acceleration of the maturity of the debt securities pursuant to an event of default; and

     - the applicability to the debt securities of the provisions described in "-- Defeasance" below.

     Federated may issue debt securities at a discount from their stated principal amount. Federal income tax considerations and other special considerations applicable to any debt security issued with original issue discount (an "original issue discount security") may be described in an applicable prospectus supplement.

     If the purchase price of any series of the debt securities is payable in a foreign currency or currency unit or if the principal of or any premium or interest on any series of the debt securities is payable in a foreign currency or currency unit, the restrictions, elections, general tax considerations, specific terms, and other information with respect to the debt securities and the applicable foreign currency or currency unit will be set forth in an applicable prospectus supplement.

     Unless otherwise indicated in an applicable prospectus supplement:

     - the debt securities will be issued only in fully registered form (without coupons) in denominations of $1,000 or integral multiples thereof; and

     - payment of principal, premium, if any, and interest on the debt securities will be payable, and the exchange, conversion, and transfer of debt securities will be registerable, at the office or agency of Federated maintained for those purposes and at any other office or agency maintained for those purposes. No service charge will be made for any registration of transfer or exchange of the debt securities, but Federated may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

GLOBAL SECURITIES

     The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary or its nominee identified in an applicable prospectus supplement. Unless and until it is exchanged in whole or in part for debt securities in registered form, a global security may not be registered for transfer or exchange except:

     - by the depositary to a nominee of the depositary;

     - by a nominee of the depositary to the depositary or another nominee of the depositary;

     - by the depositary or any nominee of the depositary to a successor depositary or a nominee of the successor depositary; or

     - in any other circumstances described in an applicable prospectus supplement.

     The specific terms of the depositary arrangement with respect to any debt securities to be represented by a global security will be described in an applicable prospectus supplement. Federated expects that the following provisions will apply to depositary arrangements.

     Unless otherwise specified in an applicable prospectus supplement, any global security that represents debt securities will be registered in the name of the depositary or its nominee. Upon the deposit of a global security with or on behalf of the depositary for the global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that are participants in such system. The accounts to be credited will be designated by the underwriters or agents of the debt securities or by Federated, if the debt securities are offered and sold directly by Federated.

     Ownership of beneficial interests in debt securities represented by a global security will be limited to participants in the book-entry registration and transfer system of the applicable depositary or persons that may hold interests through those participants. Ownership of those beneficial interests by participants will be shown on, and the transfer of ownership will be effected only through, records maintained by the depositary or its nominee for such global security. Ownership of such beneficial interests by persons that hold through such participants will be shown on, and the transfer of such ownership will be effected only through, records maintained by the participants. The laws of some jurisdictions require that specified purchasers of securities take physical delivery of their securities in definitive form. These laws may impair your ability to transfer beneficial interests in a global security.

     So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Unless otherwise specified in an applicable prospectus supplement, owners of beneficial interests in the global security will not be entitled to have any of the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in certificated form, and will not be considered the owners or holders of the debt securities for any purpose under the indenture. Accordingly, each person owning a beneficial interest in debt securities represented by a global security must rely on the procedures of the applicable depositary and, if the person is not a participant in the book-entry registration and transfer system of the applicable depositary, on the procedures of the participant through which the person owns its interest, to exercise any rights of an owner or holder of debt securities under the indenture.

     Federated understands that, under existing industry practices, if an owner of a beneficial interest in debt securities represented by a global security desires to give any notice or take any action that an owner or holder of debt securities is entitled to give or take under the indenture:

     - the applicable depositary would authorize its participants to give the notice or take the action; and

     - the participants would authorize persons owning the beneficial interests through the participants to give the notice or take the action or would otherwise act upon the instructions of the persons owning the beneficial interests.

     Principal of and any premium and interest on debt securities represented by a global security will be payable in the manner described in an applicable prospectus supplement. Payment of principal of, and any premium or interest on, debt securities represented by a global security will be made to the applicable depository or its nominee, as the case may be, as the registered owner or the holder of the global security. None of Federated, the trustee, any paying agent, or the registrar for debt securities represented by a global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in those debt securities or for maintaining, supervising, or reviewing any records relating to those beneficial ownership interests.

COVENANTS OF FEDERATED

     Maintenance of Office or Agency. Federated will be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.

     Paying Agents, Etc. If Federated acts as its own paying agent with respect to any series of debt securities, on or before each due date of the principal of or interest on any of the debt securities of that series, it will be required to segregate and hold in trust for the benefit of the persons entitled to payment a sum sufficient to pay the amount due and to notify the trustee promptly of its action or failure to act. If Federated has one or more paying agents for any series of debt securities, prior to each due date of the principal of or interest on any debt securities of that series, it will be required to deposit with a paying agent a sum sufficient to pay the amount due and, unless the paying agent is the trustee, to promptly notify the trustee of its action or failure to act. All moneys paid by Federated to a paying agent for the payment of principal of or interest on any debt securities that remain unclaimed for two years after the principal or interest has become due and payable may be repaid to Federated, and thereafter the holder of those debt securities may look only to Federated for payment thereof.

     Payment of Taxes and Other Claims. Federated will be required to pay and discharge, before the same become delinquent:

     - all taxes, assessments, and governmental charges levied or imposed upon Federated or any subsidiary of Federated or their properties; and

     - all claims that if unpaid would result in a lien on their property and have a material adverse effect on the business, assets, financial condition, or results of operations of Federated and its subsidiaries, taken as a whole (a "Material Adverse Effect");

unless, in either case, the same are being contested by proper proceedings.

     Maintenance of Properties. Federated will be required to cause all properties used in the business of Federated or any subsidiary of Federated to be maintained and kept in good condition, repair, and working order and to make any necessary renewals, replacements, and improvements to such properties, except to the extent that the failure to do so would not have a Material Adverse Effect.

     Existence. Federated will be required to, and will be required to cause its subsidiaries to, preserve and keep in full force and effect their existence, charter rights, statutory rights, and franchises, except to the extent that the failure to do so would not have a Material Adverse Effect.

     Compliance with Laws. Federated will be required to, and will be required to cause its subsidiaries to, comply with all applicable laws to the extent that the failure to do so would have a Material Adverse Effect.

     Restrictive Covenants. Any restrictive covenants applicable to any series of debt securities will be described in an applicable prospectus supplement.

EVENTS OF DEFAULT

     The following are Events of Default under the indenture with respect to debt securities of any series:

          (1) failure to pay principal of or premium, if any, on any debt security of that series when due;

          (2) failure to pay any interest on any debt security of that series when due, which failure continues for 30 calendar days;

          (3) failure to make any sinking fund payment when and as due by the terms of any debt security of that series;

          (4) failure to perform, or breach of, any other covenant of Federated in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), which failure or breach continues for 60 calendar days after written notice thereof has been given to Federated as provided in the indenture;

          (5) any nonpayment at maturity or other default (beyond any applicable grace period) under any agreement or instrument relating to any other indebtedness of Federated, the unpaid principal amount of which is not less than $100.0 million, which default results in the acceleration of the maturity of the indebtedness prior to its stated maturity or occurs at the final maturity thereof;

          (6) specified events of bankruptcy, insolvency, or reorganization involving Federated; and

          (7) any other Event of Default provided with respect to debt securities of that series.

     Pursuant to the Trust Indenture Act, the trustee is required, within 90 calendar days after the occurrence of a default in respect of any series of debt securities, to give to the holders of the debt securities of that series notice of all uncured defaults known to it, except that:

     - in the case of a default in the performance of any covenant of the character contemplated in clause (4) above, no notice will be given until at least 30 calendar days after the occurrence of the default; and

     - other than in the case of a default of the character contemplated in clause (1), (2), or (3) above, the trustee may withhold notice if and so long as it in good faith determines that the withholding of notice is in the interests of the holders of the debt securities of that series.

     If an Event of Default described in clause (6) above occurs, the principal of, premium, if any, and accrued interest on the debt securities of that series will become immediately due and payable without any declaration or other act on the part of the trustee of any holder of the debt securities of that series. If any other Event of Default with respect to debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series may declare the principal amount of all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the debt securities of that series may, under specified circumstances, rescind and annul such acceleration. See "-- Modification and Waiver" below.

     Subject to the duty of the trustee to act with the required standard of care during an Event of Default, the trustee will have no obligation to exercise any of its rights or powers under the indenture at the request or direction of the holders of debt securities, unless holders of debt securities shall have offered to the trustee reasonable security or indemnity. Subject to the provisions of the indenture, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

     No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder unless:

     - the holder has previously given to the trustee written notice of a continuing Event of Default;

     - the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the same series have requested the trustee to institute a proceeding in respect of the Event of Default;

     - the holder or holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee;

     - the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of the same series a direction inconsistent with the request; and

     - the trustee has failed to institute the proceeding within 60 calendar days.

     However, the limitations described above do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and interest on such debt security on or after the applicable due dates for such principal and interest.

     Federated is required to furnish to the trustee annually a statement as to the performance by Federated of its obligations under the indenture and as to any default in its performance.

     Any additional Events of Default with respect to any series of debt securities, and any variations from the foregoing Events of Default applicable to any series of debt securities, will be described in an applicable prospectus supplement.

MODIFICATION AND WAIVER

     In general, modifications and amendments of the indenture may be made by Federated and the trustee with the consent of the holders of not less than a majority in principal amount of the debt securities of each series affected thereby. However, no modification or amendment of the indenture may, without the consent of the holder of each debt security affected thereby:

     - change the stated maturity of, or any installment of principal of, or interest on, any debt security;

     - reduce the principal amount of, the rate of interest on, or the premium, if any, payable upon the redemption of, any debt security;

     - reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

     - change the place or currency of payment of principal of, or premium, if any, or interest on any debt security;

     - impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the stated maturity or prepayment date thereof; or

     - reduce the percentage in principal amount of debt securities of any series required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

     The holders of at least a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by Federated with specified covenants of the indenture. The holders of at least a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default under the indenture with respect to that series, except:

     - a default in the payment of the principal of, or premium, if any, or interest on, any debt security of that series; or

     - a default of a provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series.

DEFEASANCE

     Unless otherwise specified in a prospectus supplement applicable to a particular series of debt securities and except as described below, upon compliance with the applicable requirements described below Federated:

          (1) will be deemed to have been discharged from its obligations with respect to the debt securities of that series; or

          (2) will be released from its obligations to comply with the covenants described under "-- Covenants of Federated" above with respect to the debt securities of that series, and the occurrence of an event described in any of clauses (3), (4), and (5) under "-- Events of Default" above will no longer be an Event of Default with respect to the debt securities of that series except to the limited extent described below.

     Following any defeasance described in clause (1) or (2) above, Federated will continue to have specified obligations under the indenture, including obligations to register the transfer or exchange of debt securities of the applicable series; replace destroyed, stolen, lost, or mutilated debt securities of the applicable series; maintain an office or agency in respect of the debt securities of the applicable series; and hold funds for payment to holders of debt securities of the applicable series in trust. In the case of any defeasance described in clause (2) above, any failure by Federated to comply with its continuing obligations may constitute an Event of Default with respect to the debt securities of the applicable series as described in clause (4) under "-- Events of Defaults" above.

     In order to effect any defeasance described in clause (1) or (2) above, Federated must irrevocably deposit with the trustee, in trust, money or specified government obligations (or depositary receipts therefor) that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay all of the principal and premium, if any, and interest on the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities. In addition:

     - no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the indenture shall have occurred and be continuing on the date of such deposit;

     - no Event of Default described in clause (6) under "-- Events of Default" above or event that with the giving of notice or lapse of time, or both, would become an Event of Default described in such clause (6) shall have occurred and be continuing at any time on or prior to the 90th calendar day following the date of deposit;

     - in the event of any defeasance described in clause (1) above, Federated shall have delivered an opinion of counsel, stating that (a) Federated has received from, or there has been published by, the IRS a ruling or (b) there has been a change in applicable federal law, in either case to the effect that, among other things, the holders of the debt securities of such series will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred; and

     - in the event of any defeasance described in clause (2) above, Federated shall have delivered an opinion of counsel to the effect that, among other things, the holders of the debt securities of such series will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred.

     If Federated fails to comply with its remaining obligations under the indenture with respect to the debt securities of the applicable series following a defeasance described in clause (2) above and the debt securities of that series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such Event of Default. However, Federated will remain liable in respect of such payments.

SATISFACTION AND DISCHARGE

     Federated, at its option, may satisfy and discharge the indenture (except for specified obligations of Federated and the trustee, including, among others, the obligations to apply money held in trust) when:

     - either:

          (1) all debt securities of Federated previously authenticated and delivered under the indenture (subject to specified exceptions relating to debt securities that have otherwise been satisfied or provided for) have been delivered to the trustee for cancellation; or

          (2) all debt securities of Federated not previously delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, and Federated has deposited or caused to be deposited with the trustee as trust funds for such purpose an amount sufficient to pay and discharge the entire indebtedness on such debt securities, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be;

     - Federated has paid or caused to be paid all other sums payable under the indenture by Federated; and

     - Federated has delivered to the trustee an officer's certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the indenture have been satisfied.

LIMITATIONS ON MERGER AND OTHER TRANSACTIONS

     Prior to the satisfaction and discharge of the indenture, Federated may not consolidate with or merge with or into any other person, or transfer all or substantially all of its properties and assets to another person unless:

     - either:

          (1) Federated is the continuing or surviving person in the consolidation or merger; or

          (2) the person (if other than Federated) formed by the consolidation or into which Federated is merged or to which all or substantially all of the properties and assets of Federated are transferred is a corporation organized and validly existing under the laws of the United States, any state thereof, or the District of Columbia, and expressly assumes, by a supplemental indenture, all the obligations of Federated under the debt securities and the indenture;

     - immediately after the transaction and the incurrence or anticipated incurrence of any indebtedness to be incurred in connection therewith, no Event of Default exists; and

     - an officer's certificate is delivered to the trustee to the effect that both of the conditions set forth above have been satisfied and an opinion of outside counsel has been delivered to the trustee to the effect that the first condition set forth above has been satisfied.

     The continuing, surviving, or successor person will succeed to and be substituted for Federated with the same effect as if it had been named in the indenture as a party thereto, and thereafter the predecessor person will be relieved of all obligations and covenants under the indenture and the debt securities.

GOVERNING LAW

     The indenture is, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

REGARDING THE TRUSTEE

     The indenture contains specified limitations on the right of the trustee, should it become a creditor of Federated within three months of, or subsequent to, a default by Federated to make payment in full of principal of or interest on any series of debt securities issued pursuant to the indenture when and as the same becomes due and payable, to obtain payment of claims, or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until such default is cured. However, the trustee's rights as a creditor of Federated will not be limited if the creditor relationship arises from, among other things:

     - the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the trustee;

     - specified advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the indenture;

     - disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian, or paying agent or in any other similar capacity;

     - indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

     - the acquisition, ownership, acceptance, or negotiation of specified drafts, bills of exchange, acceptances, or other obligations.

     The indenture does not prohibit the trustee from serving as trustee under any other indenture to which Federated may be a party from time to time or from engaging in other transactions with Federated. If the trustee acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939 and there is an Event of Default with respect to any series of debt securities, the trustee must eliminate the conflict or resign.

                          DESCRIPTION OF CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

     Federated's certificate of incorporation provides that the authorized capital stock of Federated consists of 500.0 million shares of common stock and
125.0 million shares of preferred stock.

COMMON STOCK

     The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferential rights that may be applicable to any preferred stock, holders of common stock are entitled to receive ratably any dividends as Federated's board of directors may declare out of legally available funds. In the event of a liquidation, dissolution, or winding up of Federated, holders of common stock will be entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any preferred stock. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. Federated does not have any right or obligation to redeem the common stock. The common stock is listed on the New York Stock Exchange. The transfer agent and registrar for the common stock is The Bank of New York.

PREFERRED STOCK

     Federated's board of directors has the authority, without any vote or action by the stockholders, to issue up to 125 million shares of preferred stock in one or more series. Federated's board of directors may fix the designations, relative powers, preferences, limitations, and restrictions of all shares of each such series, including dividend rates, conversion rights, voting rights, redemption and sinking fund provisions, liquidation preferences, and the number of shares constituting each series. The issuance of preferred stock could:

     - decrease the amount of earnings and assets available for distribution to holders of common stock;

     - adversely affect the rights and powers, including voting rights, of the holders of common stock; or

     - delay, defer, or prevent a change in control of Federated.

     Federated's board of directors has not taken any action to designate or issue any series of preferred stock, other than the Series A Junior Participating Preferred Stock described below. The applicable prospectus supplement will describe the terms of any preferred stock offered and the applicable certificate of designation. The prospectus supplement will also set forth the transfer agent and registrar for the preferred stock.

PREFERRED SHARE PURCHASE RIGHTS

     General. Each outstanding share of common stock is accompanied by one right (a "Right") issued pursuant to a share purchase rights agreement between Federated and The Bank of New York, as rights agent. Each Right entitles its registered holder to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Series A Preferred Shares"), of Federated at a price of $62.50 per one one-hundredth of a Series A Preferred Share. The type and amount of securities purchasable upon the exercise of a Right, and the purchase price therefor, are subject to adjustment as described below.

     The Rights will expire on December 19, 2004 unless earlier redeemed or exchanged by Federated as described below. Until the Rights Distribution Date (defined below), the Rights will not be exercisable, will not be evidenced separately from the common stock, and will not be transferable separately from the common stock. Until a Right is exercised, it will not entitle the holder thereof to any rights as a stockholder of Federated.

     Until the Rights Distribution Date (or the earlier redemption or expiration of the Rights):

     - any certificate evidencing shares of common stock issued upon the transfer or new issuance of common stock will contain a notation incorporating the share purchase rights agreement by reference; and

     - the surrender for transfer of any certificates evidencing common stock will also constitute the transfer of the Rights associated with those certificates.

     Rights Distribution Date. The "Rights Distribution Date" will be the earliest of:

     - the close of business on the tenth business day (or a later date that is specified by the board of directors of Federated) following the first date on which Federated publicly announces that a person (other than Federated or a subsidiary or employee benefit or stock ownership plan of Federated), together with its affiliates and associates, has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of Federated's outstanding common stock (any such person being an "Acquiring Person");

     - the close of business on the tenth business day (or a later date that is specified by the board of directors of Federated) following the commencement of a tender offer or exchange offer by a person (other than Federated or a subsidiary or employee benefit or stock ownership plan of Federated), the consummation of which would result in beneficial ownership by that person of 20% or more of Federated's outstanding common stock; and

     - the close of business on the tenth business day following the first date on which Federated publicly announces that a Flip-in Event or a Flip-over Event (as those terms are defined below) has occurred.

     As soon as practicable following the Rights Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of common stock as of the close of business on the Rights Distribution Date. Thereafter, the separate Rights certificates alone will evidence the Rights.

     Flip-in Events and Flip-over Events.  A "Flip-in Event" will occur if:

     - any person, together with its affiliates and associates, becomes the beneficial owner of 20% or more of the outstanding common stock;

     - any Acquiring Person merges into or combines with Federated and Federated is the surviving corporation or any Acquiring Person effects certain other transactions with Federated, as described in the Share Purchase Rights Agreement; or

     - during any time when there is an Acquiring Person, there is any reclassification of securities or recapitalization or reorganization of Federated which has the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of Federated or any of its subsidiaries beneficially owned by the Acquiring Person.

     Upon the occurrence of a Flip-in Event, the Rights will no longer be exercisable to purchase Series A Preferred Shares. Instead, the Rights (except those held by an Acquiring Person) will thereafter be exercisable to purchase that number of shares of Federated's common stock (or, under certain circumstances, an economically equivalent security or securities of Federated) that have a market value of two times the exercise price of the Right. From and after the later of the Rights Distribution Date and the date of a Flip-in Event, any Rights beneficially owned by the Acquiring Person will be void.

     A "Flip-over Event" will occur if, after the first date on which Federated publicly announces that a person has become an Acquiring Person:

     - Federated merges with or into any person and Federated is not the surviving corporation;

     - any person merges with or into Federated and Federated is the surviving corporation, but all or part of Federated's common stock is changed or exchanged; or

     - 50% or more of Federated's assets or earning power, including without limitation securities creating obligations of Federated, are sold.

     Upon the occurrence of a Flip-over Event, the Rights will no longer be exercisable to purchase Series A Preferred Shares. Instead, the Rights will be exercisable to purchase that number of shares of common stock (or, under certain circumstances, an economically equivalent security or securities) of that other person that have a market value of two times the exercise price of the Right.

     A Rights Distribution Date resulting from the commencement of a tender offer or exchange offer could result in the Rights becoming exercisable prior to the occurrence of a Flip-in Event or Flip-over Event, and thus could result in the Rights being exercisable to purchase Series A Preferred Shares.

     However, it may not be economic to exercise any Rights prior to the occurrence of a Flip-in Event or a Flip-over Event.

     Following the occurrence of any Flip-in Event or Flip-over Event, Rights (except those that have become void) may be exercised upon payment of the exercise price or, at the option of the holder thereof, without the payment of the exercise price that would otherwise be payable. If a holder of Rights elects to exercise Rights without the payment of the exercise price that would otherwise be payable, that holder will be entitled to receive securities having a market value equal to the difference between the aggregate market value of the securities issuable upon exercise of the Rights and the aggregate exercise price of the Rights.

     Other Adjustments to Rights. If Federated declares a stock dividend on the common stock that is payable in shares of common stock or subdivides, combines, or reclassifies the common stock prior to the Rights Distribution Date, Federated will be required to adjust the number of outstanding Rights and the number of one one-hundredths of a Series A Preferred Share issuable upon exercise of each Right.

     Federated will also be required to adjust the purchase price payable, and the number of Series A Preferred Shares or other securities issuable, upon exercise of the Rights to prevent dilution in the following circumstances:

     - in the event of a stock dividend on, or a subdivision, combination, or reclassification of, the Series A Preferred Shares;

     - upon the grant to holders of the Series A Preferred Shares of certain rights or warrants to subscribe for or purchase Series A Preferred Shares at a price, or securities convertible into Series A Preferred Shares with a conversion price, less than the then-current market price of the Series A Preferred Shares; or

     - upon the distribution to holders of the Series A Preferred Shares of evidences of indebtedness or cash (excluding regular periodic cash dividends), assets, or stock (excluding dividends payable in Series A Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     Subject to certain exceptions, Federated is not required to adjust the purchase price payable upon exercise of the Rights unless and until a cumulative adjustment in the purchase price of at least 1% is required. Federated is not required to issue fractional Series A Preferred Shares (other than fractions that are integral multiples of one one-hundredth of a Series A Preferred Share) or fractional shares of common stock or other securities issuable upon the exercise of Rights. In lieu of issuing such securities, Federated may make a cash payment, as provided in the Share Purchase Rights Agreement. Federated may also elect to cause fractions of Series A Preferred Shares in integral multiples of one one-hundredth of a Series A Preferred Share to be evidenced by depositary receipts.

     Redemption of Rights. Federated may redeem the Rights in whole, but not in part, at a price of $0.03 per Right, subject to adjustment, at any time prior to the close of business on the later of the Rights Distribution Date and the first date on which Federated publicly announces that a person has become an Acquiring Person. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the holders will have only the right to receive the redemption price at $0.03 per Right. If any loan agreements or indentures to which Federated is a party prohibit Federated from paying the redemption price, Federated may defer payment of the redemption price until Federated is no longer prohibited from paying the redemption price.

     Exchange of Rights. At any time after the later of the Rights Distribution Date and the first occurrence of a Flip-in Event or a Flip-over Event and prior to the acquisition by any person or group of affiliated or associated persons of 50% or more of Federated's outstanding common stock, Federated may exchange the Rights (other than any Rights which have become void), in whole or in part, at an exchange ratio of one share of Federated common stock per Right (subject to adjustment as provided in the share purchase right agreement).

     Series A Preferred Shares. Federated may not redeem the Series A Preferred Shares issuable upon exercise of the Rights. Each Series A Preferred Share will be entitled to a minimum preferential quarterly dividend payment equal to the greater of $1.00 per share and an amount equal to 100 times the aggregate dividends declared per share of common stock during the related quarter. In the event of any liquidation of Federated, the holders of the Series A Preferred Shares will be entitled to a preferential liquidation payment equal to the greater of $100 per share and an amount equal to 100 times the liquidation payment made per share of common stock. Each Series A Preferred Share will entitle the holder thereof to 100 votes, voting together with the common stock. In the event of any merger, consolidation, or other transaction in which shares of common stock are exchanged, each Series A Preferred Share will entitle the holder thereof to receive 100 times the amount received per share of common stock. These rights will be protected by customary antidilution provisions. Because of the nature of the Series A Preferred Shares' dividend, voting and liquidation rights, the value of the one one-hundredth interest in a Series A Preferred Share purchasable upon exercise of each Right should approximate the value of one share of common stock.

     Amendment of Share Purchase Rights Agreement. Federated may amend the share purchase rights agreement without the approval of any holders of Rights as provided in the Share Purchase Rights Agreement, including amendments which add other events requiring adjustment to the Purchase Price payable and the number of Series A Preferred Shares or other securities issuable upon the exercise of the Rights and amendments which modify procedures relating to the redemption of the Rights. Federated may not, however, amend the Share Purchase Rights Agreement to decrease the stated Redemption Price to an amount less than $0.01 per Right, decrease the period of time remaining until the expiration date of the Rights, or modify a time period relating to when the Rights may be redeemed if the Rights are not then redeemable.

CERTAIN CORPORATE GOVERNANCE MATTERS

     Federated's certificate of incorporation and by-laws provide that the directors of Federated are to be classified into three classes, with the directors in each class serving for three-year terms and until their successors are elected. Any additional person elected to the board of directors of Federated will be added to a particular class of directors to be determined at the time of election. The number of directors in each class will be identical or as nearly identical as possible in light of the total number of directors then in office.

     Federated's by-laws provide that nominations for election of directors by the stockholders will be made by the board of directors of Federated or by any stockholder entitled to vote in the election of directors generally. Federated's by-laws require that stockholders intending to nominate candidates for election as directors deliver written notice thereof to the Secretary of Federated not later than 60 calendar days in advance of the meeting of stockholders. However, if Federated does not publicly announce the date of the meeting more than 75 calendar days prior to the meeting, the stockholder must deliver notice to the Secretary of Federated not later than the close of business on the tenth day following the date on which Federated announces the date of the meeting. Federated's by-laws further require that the stockholder's notice set forth certain information concerning the stockholder and the stockholder's nominees, including the following:

     - their names and addresses;

     - a representation that the stockholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

     - a description of all arrangements or understandings between the stockholders and each nominee;

     - other information that would be required to be included in a proxy statement soliciting proxies for the election of the nominees of the stockholder; and

     - the consent of each nominee to serve as a director of Federated if elected.

     The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with these requirements.

     In addition to the provisions relating to the classification of Federated's board of directors and the director nomination procedures described above, Federated's certificate of incorporation and by-laws provide, in general, that:

     - the number of directors of Federated will be fixed, within a specified range, by a majority of the total number of Federated's directors (assuming no vacancies) or by the holders of at least 80% of Federated's voting stock;

     - the directors of Federated in office from time to time will fill any vacancy or newly created directorship on the board of directors of Federated;

     - directors of Federated may be removed only for cause and only by the holders of at least 80% of Federated's voting stock;

     - stockholder action can be taken only at an annual or special meeting of stockholders and not by written consent in lieu of a meeting;

     - except as described below, special meetings of stockholders may be called only by Federated's Chief Executive Officer or by a majority of the total number of directors of Federated (assuming no vacancies) and the business permitted to be conducted at any special meeting is limited to that brought before the meeting by Federated's Chief Executive Officer or by a majority of the total number of directors of Federated (assuming no vacancies); and

     - subject to certain exceptions, the board of directors of Federated may postpone and reschedule any previously scheduled annual or special meeting of stockholders.

     Federated's by-laws also require that stockholders desiring to bring any business before an annual meeting of stockholders deliver written notice thereof to the Secretary of Federated not later than 60 calendar days in advance of the meeting of stockholders. However, if Federated does not publicly announce the date of the meeting at least 75 calendar days prior to the meeting, the stockholder must deliver notice to the Secretary of Federated not later than the close of business on the tenth calendar day following the day on which Federated announces the date of the meeting. Federated's by-laws further require that the notice by the stockholder set forth a description of the business to be brought before the meeting, the reasons for conducting that business at the meeting, and certain information concerning the stockholder proposing that business and the beneficial owner, if any, on whose behalf the proposal is made, including the following:

     - their names and addresses;

     - the class and number of shares of Federated that are owned beneficially and of record by each of them; and

     - any material interest of either of them in the business proposed to be brought before the meeting.

     Upon the written request of the holders of not less than 15% of Federated's voting stock, the board of directors of Federated must call a meeting of stockholders for the purpose specified in the written request and fix a record date for the determination of stockholders entitled to notice of and to vote at the meeting. The record date may not be later than 60 calendar days after the date of receipt of notice of the meeting. If the board of directors of Federated calls an annual or special meeting of stockholders to be held not later than 90 calendar days after receipt of any written request, no separate special meeting of stockholders will be required to be convened if the purposes of the meeting called by the board of directors of Federated include the purposes specified in the written request of the stockholders.

     Under Delaware corporation law, the approval of a company's board of directors, in addition to stockholder approval, is required to adopt any amendment to the company's certificate of incorporation. A company's by-laws may be amended either by action of its stockholders or, if the company's certificate of incorporation so provides, its board of directors. Federated's certificate of incorporation provides that the affirmative vote of the holders of at least 80% of Federated's voting stock, voting together as a single class, is required to amend, or to adopt a provision inconsistent with, the provisions of its certificate of incorporation or its by-laws relating to the following:

     - the number and classification of Federated's board of directors,

     - the director nominating procedures,

     - the filling of vacancies on Federated's board of directors,

     - the removal of directors,

     - the calling of special meetings of the stockholders,

     - the procedures for stockholders to bring business before an annual meeting of stockholders, and

     - the requirement that stockholder action be taken at a meeting of stockholders rather than by a written consent in lieu of a meeting.

     However, if any other approvals required by law have been obtained and the holders of a majority, but less than 80%, of Federated's voting stock approve any such action (other than amendments to the provision requiring that stockholder action be taken at a meeting of stockholders rather than by written consent in lieu of a meeting), the action will be effective one year from the date of adoption. Federated's certificate of incorporation and by-laws provide that Federated's by-law provisions relating to the right of stockholders to cause special meetings of stockholders to be called and to the composition of certain directorate committees may not be amended by Federated's board of directors without stockholder approval.

     Federated is subject to Section 203 of the General Corporation Law of the State of Delaware, which restricts the consummation of certain business combination transactions in certain circumstances. In addition, Federated's certificate of incorporation contains provisions that are substantially similar to those contained in Section 203 of the General Corporation Law of the State of Delaware. In general, those provisions restrict business combination transactions with any person or group that acquires beneficial ownership of 15% or more of the voting stock of Federated.

     The foregoing provisions of Federated's certificate of incorporation, the provisions of its by-laws relating to advance notice of stockholder nominations, and the provisions of the share purchase rights agreement may discourage or make it more difficult to acquire control of Federated by means of a tender offer, open market purchase, proxy contest, or otherwise. These provisions are intended to discourage, and may have the effect of discouraging certain types of coercive takeover practices and inadequate takeover bids. They are also intended to encourage persons who want to acquire control of Federated to first negotiate with Federated. Federated's management believes that the foregoing measures, many of which are substantially similar to the takeover-related measures in effect for many other publicly held companies, provide benefits by enhancing Federated's potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Federated. Federated believes that these benefits outweigh the disadvantages of discouraging these proposals because, among other things, negotiating the proposals could improve their terms.

                            DESCRIPTION OF WARRANTS

     Federated may issue warrants for the purchase of debt securities, common stock, preferred stock, depositary shares, or any combination thereof. Warrants may be issued independently or together with any other securities offered by a prospectus supplement. Warrants may be attached to or separate from such securities. Warrants may be issued under warrant agreements to be entered into between Federated and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as an agent of Federated in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

     The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

     - the title of the warrants;

     - the aggregate number of the warrants;

     - the price or prices at which the warrants will be issued;

     - the designation, number and terms of the debt securities, common stock, preferred stock, and/or depositary shares purchasable upon exercise of the warrants;

     - the designation and terms of the other securities, if any, with which the warrants are issued and the number of warrants issued with each security;

     - the date, if any, on and after which the warrants and the related underlying securities will be separately transferable;

     - the price at which each underlying security purchasable upon exercise of the warrants may be purchased;

     - the date on which the right to exercise the warrants will commence and the date on which that right will expire;

     - the minimum amount of the warrants that may be exercised at any one time;

     - information with respect to book-entry procedures, if any;

     - a discussion of any material federal income tax considerations; and

     - any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of the warrants.

                              PLAN OF DISTRIBUTION

     Federated may sell the securities in any one or more of the following ways:

     - through one or more underwriters;

     - through one or more dealers or agents; or

     - directly to one or more purchasers.

     Federated may effect the distribution of the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with sales of the securities, underwriters, dealers, and agents may receive compensation from Federated or from purchasers of the securities in the form of discounts, concessions, or commissions. Underwriters, dealers, and agents who participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions received by them from Federated and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any underwriter, dealer, or agent will be identified and any compensation received from Federated will be described in an applicable prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Under agreements which Federated may enter into, underwriters, dealers, and agents who participate in the distribution of the securities may be entitled to indemnification by Federated against certain liabilities, including under the Securities Act of 1933, or contribution from Federated to payments which the underwriters, dealers, or agents may be required to make in respect thereof. The underwriters, dealers, and agents may engage in transactions with, or perform services for, Federated in the ordinary course of business.

     All securities offered will be a new issue of securities with no established trading market, other than the common stock, which is listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom Federated sells securities for public offering and sale may make a market in those securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Federated cannot give any assurance as to the liquidity of the secondary market for any securities.

                             VALIDITY OF SECURITIES

     Unless otherwise indicated in an applicable prospectus supplement relating to the securities, the validity of the securities offered hereby will be passed upon for Federated by Jones, Day, Reavis & Pogue.

                                    EXPERTS

     The financial statements of Federated, from Federated's annual report on Form 10-K for the fiscal year ended February 3, 2001 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (which will be described in an applicable prospectus supplement), are estimated as follows:

Securities and Exchange Commission registration fee.........   $250,000
Legal fees and expenses.....................................    100,000
Accounting fees and expenses................................     50,000
Printing and engraving expenses.............................    100,000
Trustee's fees and expenses.................................     20,000
Miscellaneous expenses(1)...................................     50,000
                                                               --------
          Total.............................................   $570,000
                                                               ========

---------------

(1) Includes estimate of stock exchange listing fees, blue sky fees and expenses, and NASD filing fees.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Federated's certificate of incorporation provides, as do the charters of many other publicly held companies, that the personal liability of directors of Federated to Federated is eliminated to the maximum extent permitted by Delaware law. Federated's certificate of incorporation and by-laws provide for the indemnification of the directors, officers, employees, and agents of Federated and its subsidiaries to the full extent permitted by Delaware law from time to time and, in the case of the by-laws, for various procedures relating thereto. Certain provisions of Federated's certificate of incorporation protect Federated's directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care. Federated's certificate of incorporation absolves directors of liability for negligence in the performance of their duties, including gross negligence. However, Federated's directors remain liable for breaches of their duty of loyalty to Federated and its stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. Federated's certificate of incorporation also does not absolve directors of liability under Section 174 of the General Corporation Law of the State of Delaware, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

     Under Delaware law, directors, officers, employees, and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of conduct is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the corporation.

     Federated's certificate of incorporation provides, among other things, that each person who was or is made a party to, or is threatened to be made a party to, or is involved in, any action, suit, or proceeding by reason of the fact that he or she is or was a director or officer of Federated (or was serving at the request of Federated as a director, officer, employee, or agent for another entity), will be indemnified and held harmless by Federated to the full extent authorized by Delaware law against all expense, liability, or loss

(including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts to be paid in settlement) reasonably incurred by such person in connection therewith. The rights conferred thereby will be deemed to be contract rights and will include the right to be paid by Federated for the expenses incurred in defending the proceedings specified above in advance of their final disposition.

     Federated's by-laws provide for, among other things, (1) the indemnification by Federated of its directors and officers to the extent described above, (2) the advancement of attorneys' fees and other expenses, and
(3) the establishment, upon approval by the board of directors, of trusts or other funding mechanisms to fund Federated's indemnification obligations.

     As authorized by its certificate of incorporation, Federated has entered into indemnification agreements with each of its directors and officers. These indemnification agreements provide for, among other things, (1) the indemnification by Federated of the indemnitees thereunder to the extent described above, (2) the advancement of attorneys' fees and other expenses, and
(3) the establishment, upon approval by Federated's board of directors, of trusts or other funding mechanisms to fund Federated's indemnification obligations thereunder.

ITEM 16. EXHIBITS

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
          1.1            -- Underwriting Agreement (to be filed, as applicable to a particular offering of Securities, as an exhibit to a
                            Current Report on Form 8-K and incorporated herein by
                            reference thereto)
          4.1            -- Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form
                            10-K (File No. 1-13536) for the fiscal year ended January
                            28, 1995 ("1994 Form 10-K"))
          4.1.1          -- Certificate of Designations of Series A Junior
                            Participating Preferred Stock (incorporated by reference
                            to Exhibit 3.1.1 to the 1994 Form 10-K)
          4.2            -- By-Laws (incorporated by reference to Exhibit 3.2 to the
                            1994 Form 10-K)
          4.3            -- Rights Agreement, dated December 19, 1994, between the
                            Company and the Bank of New York, as rights agent
                            (incorporated by reference to Exhibit 4.3 to the 1994
                            Form 10-K)
          4.4            -- Indenture, dated as of September 10, 1997, between the
                            Company and Citibank, N.A., as trustee (incorporated by
                            reference to Exhibit 4.4 to Registration Statement No.
                            333-34321)
          4.5            -- Supplemental Indenture (to be filed, as applicable to a particular offering of debt securities, as an exhibit to
                            a Current Report on Form 8-K and incorporated herein by
                            reference thereto)
          4.6            -- The form or forms of securities with respect to each
                            particular series of securities registered hereunder
                            will, if appropriate, be filed as an exhibit to a Current
                            Report on Form 8-K and incorporated herein by reference
                            thereto
          5.1            -- Opinion of Jones, Day, Reavis & Pogue
         12.1            -- Statement re: Computation of Ratios
         23.1            -- Consent of KPMG LLP
         23.2            -- Consent of Jones, Day, Reavis & Pogue (included in
                            Exhibit 5.1)
         24.1            -- Powers of Attorney
         25.1            -- Statement of Eligibility and Qualification under the
                            Trust Indenture Act of 1939 on Form T-1 of Citibank, N.A.
                            to act as trustee under the indenture

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

             (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (a) and (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities registered hereby which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on September 20, 2001.

                                            FEDERATED DEPARTMENT STORES, INC.

                                            By:   /s/ DENNIS J. BRODERICK
                                              ----------------------------------
                                                     Dennis J. Broderick
                                                    Senior Vice President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on September 20, 2001.

                      SIGNATURE                                             TITLE
                      ---------                                             -----

                          *                             Chairman of the Board, Chief Executive
-----------------------------------------------------   Officer and Director (principal executive
                 James M. Zimmerman                     officer)

                          *                             President and Chief Merchandising Officer and
-----------------------------------------------------   Director
                  Terry J. Lundgren

                          *                             Vice Chairman, Finance and Real Estate;
-----------------------------------------------------   Director
                   Ronald W. Tysoe

                          *                             Executive Vice President, Legal and Human
-----------------------------------------------------   Resources
                   Thomas G. Cody

                          *                             Senior Vice President and Chief Financial
-----------------------------------------------------   Officer (principal financial officer)
                   Karen M. Hoguet

                          *                             Vice President and Controller (principal
-----------------------------------------------------   accounting officer)
                   Joel A. Belsky

                          *                             Director
-----------------------------------------------------
                   Meyer Feldberg

                          *                             Director
-----------------------------------------------------
                 Earl G. Graves, Sr.

                          *                             Director
-----------------------------------------------------
                    Sara Levinson

                          *                             Director
-----------------------------------------------------
                   Joseph Neubauer

                          *                             Director
-----------------------------------------------------
                  Joseph A. Pichler

                      SIGNATURE                                             TITLE
                      ---------                                             -----


                                                        Director
-----------------------------------------------------
               Karl M. von der Heyden

                          *                             Director
-----------------------------------------------------
                 Craig E. Weatherup

                          *                             Director
-----------------------------------------------------
                Marna C. Whittington

* The undersigned, by signing his name hereto, does sign and execute this registration statement pursuant to the Powers of Attorney executed by the above-named persons.

                                            /s/    DENNIS J. BRODERICK
                                            ------------------------------------
                                                    Dennis J. Broderick
                                                      Attorney-in-Fact

                               INDEX TO EXHIBITS

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
          1.1            -- Underwriting Agreement (to be filed, as applicable to a particular offering of Securities, as an exhibit to a
                            Current Report on Form 8-K and incorporated herein by
                            reference thereto)
          4.1            -- Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form
                            10-K (File No. 1-13536) for the fiscal year ended January
                            28, 1995 ("1994 Form 10-K"))
          4.1.1          -- Certificate of Designations of Series A Junior
                            Participating Preferred Stock (incorporated by reference
                            to Exhibit 3.1.1 to the 1994 Form 10-K)
          4.2            -- By-Laws (incorporated by reference to Exhibit 3.2 to the
                            1994 Form 10-K)
          4.3            -- Rights Agreement, dated December 19, 1994, between the
                            Company and the Bank of New York, as rights agent
                            (incorporated by reference to Exhibit 4.3 to the 1994
                            Form 10-K)
          4.4            -- Indenture, dated as of September 10, 1997, between the
                            Company and Citibank, N.A., as trustee (incorporated by
                            reference to Exhibit 4.4 to Registration Statement No.
                            333-34321)
          4.5            -- Supplemental Indenture (to be filed, as applicable to a particular offering of debt securities, as an exhibit to
                            a Current Report on Form 8-K and incorporated herein by
                            reference thereto)
          4.6            -- The form or forms of securities with respect to each
                            particular series of securities registered hereunder
                            will, if appropriate, be filed as an exhibit to a Current
                            Report on Form 8-K and incorporated herein by reference
                            thereto
          5.1            -- Opinion of Jones, Day, Reavis & Pogue
         12.1            -- Statement re: Computation of Ratios
         23.1            -- Consent of KPMG LLP
         23.2            -- Consent of Jones, Day, Reavis & Pogue (included in
                            Exhibit 5.1)
         24.1            -- Powers of Attorney
         25.1            -- Statement of Eligibility and Qualification under the
                            Trust Indenture Act of 1939 on Form T-1 of Citibank, N.A.
                            to act as trustee under the indenture